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                                  EXHIBIT 23.01
                          Consent of Ernst & Young LLP
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-7303) and related prospectus of Viragen (Europe) Ltd. for the registration of 2,961,454 shares of its common stock and to the incorporation by reference therein of our report dated August 16, 1996, with respect to the consolidated financial statements of Viragen (Europe) Ltd. included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


                                                    ERNST & YOUNG LLP




April 9, 1997.